Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2014 Omnibus Equity Award Plan of HC2 Holdings, Inc. of our report dated September 3, 2015, with respect to the financial statements of Continental General Insurance Company, included in HC2 Holdings, Inc.’s Current Report on Form 8-K dated September 8, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Cincinnati, Ohio
June 19, 2017